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                                                                    EXHIBIT 23.3


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of WorldCom, Inc. (f/k/a LDDS Communications, Inc.) for the registration of $3,000,000,000 of debt securities and to the incorporation by reference therein of our report dated February 2, 1995, with respect to the combined financial statements of WilTel Network Services for the years ended December 31, 1994 and 1993 included in the Current Report on Form 8-K/A of LDDS Communications, Inc. dated August 22, 1994, filed with the Securities and Exchange Commission.


                                                   ERNST & YOUNG LLP


Tulsa, Oklahoma
January 31, 1997